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                                                                    EXHIBIT 10.1

                 Second Amendment to Revolving Credit Agreement

     This Second Amendment to Revolving Credit Agreement ("Amendment") is made as of June 28, 2001 by and among Euronet Services Inc., a Delaware corporation (the "Borrower"); DST Systems, Inc., a Delaware corporation ("DST"); Hungarian American Enterprise Fund, a Delaware corporation ("HAEF"); and Michael J. Brown ("Mr. Brown"). DST, HAEF and Mr. Brown are sometimes collectively referred to as the "Lenders" and individually as a "Lender." The Borrower and the Lenders are sometimes referred to collectively herein as the "Parties"

                                    Recitals

     The Borrower and the Lenders entered into a Revolving Credit Agreement dated as of June 28, 2000 (as amended to the date hereof, the "Credit Agreement");

     The Borrower and the Lenders wish to modify the terms of the Credit Agreement;

Now therefore, in consideration of the mutual covenants herein contained, the Parties agree as follows:

1.   Amendments to Credit Agreement
     ------------------------------

1.1 Unless otherwise provided herein, capitalized terms that are not defined herein shall have the meanings set forth in the Credit Agreement.

1.2 In Article I of the Credit Agreement, the definitions of "Borrowing Date" and "Maturity Date" are deleted and replaced, respectively, by the following:

     "Borrowing Date" means a date on which an Advance is made hereunder, provided that no Borrowing Date may occur later than December 28, 2001 (and if such date falling eighteen months after the date hereof is not a Business Day, the final Borrowing Date may occur on the next succeeding Business Day).

     "Maturity Date" means June 28, 2002 (provided that the Maturity Date may be accelerated to an earlier date under Section 2.1.4, and provided further
                                          -------------
     that if such date is not a Business Day, the Maturity Date shall be the next succeeding Business Day).

1.3 Immediately following the execution of this Agreement, the Borrower shall exchange the Note issued to each Lender for a new Note, amended to reflect the new Maturity Date indicated above.

1.4 Except as provided herein, the terms of the Credit Agreement are ratified and confirmed.

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2.   Consideration for Extensions of Time
     ------------------------------------

2.1 In consideration of the extensions of time provided in Section 1, the Borrower shall, on the date this Amendment is executed by all of the Lenders, execute and deliver to the Lenders:

          (i) an amendment to the Warrants issued to each Lender, in form and substance satisfactory to each Lender extending the expiration date of the Warrants issued to such Lender to the new Maturity Date;

          (ii) new warrants to purchase 100,000 shares of the common stock of the Lender on the terms and conditions set forth in Section 12.1 of the Credit Agreement. Such warrants shall be issued to the Lenders in proportion to their Pro-Rata Shares, and shall be considered "Warrants" as such term is defined in Article I of the Credit Agreement.

3.   Miscellaneous
     -------------

3.1 The Parties agree that this Amendment shall be considered a "Loan Document" and that the interpretive provisions of the Credit Agreement relating to Loan Documents shall apply to this Amendment, including, without limitation, Section 8.11 (Choice of Law) and Section 8.12 (Consent to Jurisdiction).

In witness whereof the Parties have executed this Amendment on the date first above written.

The Borrower:

Euronet Services Inc.


By:
   -------------------------------

The Lenders:


DST Systems, Inc.


By:
   -------------------------------

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Hungarian American Enterprise Fund


By:
   -------------------------------
Mr. Eriberto R. Scocimara
President


Mr. Michael J. Brown


----------------------------------
Michael J. Brown